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Exhibit 10(j)

                                EMPLOYMENT AGREEMENT

This Agreement, dated as of July 24, 1997, between Lawter International, Inc., a Delaware corporation (hereinafter referred to as the "Company"), and John P. Jilek (hereinafter referred to as the "Employee").

                                      RECITALS

The Employee has been employed by the Company for a substantial period of time and currently serves as its President and Chief Operating Officer and as a member of its board of directors. Because of the Employee's extensive experience and his familiarity with the affairs of the Company, the Company wishes to assure that, in the event of a "Change in Control," as hereinafter defined, it will continue to have the Employee available to perform duties substantially similar to those currently being performed by him and to continue to contribute to the Company's growth and success as he has in the past. The Employee is willing to commit to continue in the performance of his services for the Company upon the terms and conditions set forth herein.

                                     COVENANTS

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. EMPLOYMENT. The Company hereby agrees that, effective upon a "Change in Control" and provided that Employee is still serving as an employee of the Company at that time, it will continue to employ Employee as the President and Chief Operating Officer of the Company to perform the duties described herein, and Employee hereby accepts such employment on the terms and conditions stated herein. It is understood that prior to such "Change in Control," this Agreement shall confer no rights of employment or other benefits (or obligations) whatsoever upon Employee, and that Employee shall remain subject to termination at will.

2. TERM OF EMPLOYMENT. Subject to provisions for termination set forth herein, the term of Employee's employment hereunder shall continence on the date of a "Change in Control" (if any) and shall extend until three years after the date of such "Change in Control." For purposes of this Agreement a "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934; provided that, without limitation, such a Change in Control shall be deemed to have occur-red if during any period of two consecutive years individuals who at the beginning of such period constitute members of the board of directors cease for any reason to constitute at least a majority thereof, unless the nomination or election of each director who was not a director at the beginning of the period was approved by a vote of a majority of the directors still in office at the time of such nomination or election who were directors at the beginning of the period.

3. DUTIES OF EMPLOYEE. Employee shall be the President and Chief Operating Officer of the Company and shall perform such duties and responsibilities for the Company as may be assigned to him by the board of directors of the Company and which are not unreasonably inconsistent with the duties of the President and Chief Operating Officer, including such duties as are currently being performed by the Employee. During the term of his employment, Employee shall devote substantially all of his business time, attention and energy, and his reasonable best efforts, to the interests and business of the Company and to the performance

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     of his duties and responsibilities on behalf of the Company.  During the term of Employee's employment hereunder, the Company will use its best efforts to cause the Employee to be elected a director of the Company and will cause the Employee to be included as a nominee for director in any proxy solicitation by management.

4. COMPENSATION. Throughout the term of Employee's employment hereunder, the Company shall pay Employee, for services to be rendered by him hereunder, a guaranteed minimum salary at an annual rate equal to that being paid on the date the term of employment hereunder commences, less all applicable federal and state income tax withholding, FICA taxes and other payroll taxes. The guaranteed minimum salary shall be reviewed by the Company on a yearly basis to ascertain if any upward adjustment in the annual rate is in order, and if any increase is made, the new annual rate shall become the guaranteed minimum salary under this Section 4. Such compensation shall be payable semi-monthly.

5. WORKING FACILITIES AND FRINGE BENEFITS. The Employee shall be furnished with office space, secretarial assistance and such other facilities and services as are appropriate to his position and adequate for the performance of his duties. The Company also shall provide to Employee during the term of employment fringe benefits and perquisites at least equal to those provided to Employee immediately prior to the date. thereof, and the Company shall not discriminate against Employee with respect to any vacation or holiday plan, medical, hospital, life and disability insurance programs, pension programs and other similar welfare benefit programs from time to time made available to the Company's officers and key employees.

6. EXPENSES. The Company shall pay or reimburse Employee for all reasonable expenses actually incurred or paid by him in the performance of services rendered by him pursuant to this Agreement. Such expenses shall be supported by the documentary evidence required to substantiate them as income tax deductions.

7.   COVENANT RESTRICTING COMPETITION; NONDISCLOSURE OF CONFIDENTIAL INFORMATION

       a) Employee acknowledges that his services are special and unique, and of an unusual and extraordinary character which gives them peculiar value, the loss of which cannot adequately be compensated in damages. Therefore, Employee agrees that he will not, except with the written consent of the Company, for a continuous period of eighteen (18) months commencing immediately following termination of Employee's employment hereunder, directly or indirectly engage or become interested in, as a partner, director, officer, principal, agent or employee, any business which competes with products produced, marketed or in development by the Company at the time of such termination.

       b) Employee acknowledges that in his employment he is or will be making use of, acquiring or adding to, confidential information of the Company, and is or will be familiar with the Company's business, activities, employees, customers and suppliers. Therefore, in order to protect the Company's confidential information and to protect other employees who depend upon the Company for regular employment, Employee agrees that, except in connection with his employment by the Company, or with the consent of the Company, he will not during or after the term of his employment hereunder in any way utilize any of said confidential information and he will not copy, reproduce, or take with him the original or any copies of said confidential information and will not disclose any of said confidential information to anyone.

In the event of a breach of the covenants contained in this Section 7, the Company shall be entitled to an injunction restraining such breach in addition to any other remedies provided by law.

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If any provision of this Section 7 is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other provision of this
Section 7 or any other part of this Agreement, the application of such provision in any other circumstances or the 'validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination will have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form such provision will then be enforceable and will be enforced.

8.   TERMINATION BY COMPANY.

       a) DISABILITY. The Company may terminate the active employment of the Employee if, in the reasonable judgment of the board of directors of the Company, he becomes unable to satisfactorily perform his duties and responsibilities hereunder during the term of his employment because of mental or physical disability. Upon such termination, the Employee shall be relieved of all further obligations hereunder except obligations pursuant to Section 7. In the event of such termination, the Company shall continue to pay to the Employee, until the end of the term of his employment hereunder, a salary at a rate equal to the annual rate in effect on the date of such termination (as set forth in Section 4). Notwithstanding the foregoing, the amounts so payable shall be reduced by any amounts payable to the Employee during the term of his employment hereunder pursuant to any disability benefit or wage continuation plan of the Company in effect.

       b) DEATH. In the event of the death of the Employee during the term, the Company shall make, until the end of the term of employment hereunder, payments at a rate equal to the annual rate in effect on the date of death. The payments to be made under this Section 8(b) shall not be reduced by reason of any insurance proceeds payable directly to the Employee's beneficiaries or estate pursuant to insurance carried or provided by the Company, and shall be made to such beneficiary as the Employee may designate for that purpose by written notice given to the Secretary of the Company prior to his death, or if the Employee has not so designated, then to the personal representative of his Estate.

       c) TERMINATION FOR CAUSE. In the event fraud, defalcation, or other similar dishonesty of the Employee involving the operations, funds or other assets of the Company is established, or Employee is convicted of a crime involving moral turpitude, or Employee breaches the terms of this Agreement in any material respect, then the Company may terminate this Agreement upon giving written notice to the Employee and thereafter, neither the Employee, his surviving spouse or his estate shall be entitled to any further salary or compensation from the Company pursuant to this Agreement, but the Employee's obligations under Section 7 shall remain in effect. The parties agree that the provisions of this Section 8(c) shall not be utilized in any manner by the Company to avoid, negate or frustrate application of the provisions of Section 9 of this Agreement.

9.   TERMINATION BY EMPLOYEE.

       a) IF LOCATION OF OFFICE CHANGES. In the event that, at. any time during the term of employment, the Company, without Employee's consent, changes the location of the Company's offices at which Employee works to a city more than 150 miles from its present location, the Employee may

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          terminate his employment with the Company by giving to the
          Secretary of the Company notice in writing within three, months after this right to termination arises.

       b) IF POSITION CHANGES. It is the intention of the parties that the Employee will be the President and Chief Operating Officer of the Company during the entire term of employment hereunder. In the event that, at any time during the term hereunder, Employee, without his consent, does not hold the position of President and Chief Operating Officer of the Company and have the duties and responsibilities that would normally be expected of the President and Chief Operating Officer of the Company (except by reason of termination under Section
          8), Employee may terminate his employment with the Company hereunder by giving to the Secretary of the Company written notice of such termination within three months after this right to terminate arises.

       c) FOLLOWING CHANGE IN CONTROL. Employee may terminate his employment under this Agreement in the event of a Change in Control, as defined in Section 2 hereof, by giving written notice of such termination to the Secretary of the Company not less than six months nor more than twelve months following such Change in Control. Without limiting the generality of the definition of Change in Control as set forth in
          Section 2, the failure of the Employee to be reelected a director of the Company shall be deemed a Change in Control unless such failure is due to the Employee's voluntary act or the Employee's employment has been terminated by the Company for Cause.

       d) LUMP SUM PAYMENT.  In the event of termination pursuant to subsection
          (a), (b) or (c) of this Section 9, the Company shall pay to the Employee, in a lump sum and within 30 days of such termination, an amount equal to the aggregate balance (based on the annual rate in effect at the time of such termination) which would have been payable to the Employee during the remaining portion of the term hereunder had such termination not occurred, including any benefits payable to Employee.

       e) REIMBURSEMENT. If a tax is imposed pursuant to Section 4999 of the Internal Revenue Code, or successor provision of like import, upon payments due under this Agreement or upon other payments to the Employee by the Company, the Employee shall be paid an additional amount calculated so as to provide the Employee, after he has paid the tax (including any related interest and/or penalty) imposed by Section 4999 of the Code, with the same compensation he, would have received had no tax (including any related interest and/or penalty) been imposed by Section 4999. For purposes of this subsection (e), the term "Company" shall include any parent, subsidiary, affiliate, assignee, or successor in interest of the Company or of such assignee or successor in interest.

10. ASSIGNMENT. This Agreement is binding upon and shall be for the benefit of the successors and assigns of the Company, including any corporation or any other form of business organization with which the Company may merge or consolidate, or to which it may transfer substantially all of its assets. Employee shall not assign his interest in this Agreement or any part thereof.

11. CONSENT OF THE COMPANY. Any act, request, approval, consent or opinion of the Company under this Agreement must be in writing and may be authorized, given or expressed only by resolution of the board of directors of the Company, or by such other person as the board of directors of the Company may designate.

12. NOTICES. Any notice required hereunder to be given shall be in writing and if-

       a) by the Company to Employee shall be directed to him at his address set forth below, or to such other address as he shall have furnished in writing to the Company; or

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       b) by Employee to the Company shall be directed to Lawter International,
          Inc., 990 Skokie Blvd., Northbrook, Illinois 60062, Attn: Secretary, or to such designee or other address as the board of directors shall name and have furnished in writing to Employee.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be performed therein.

14. ENFORCEMENT EXPENSES AND ARTITRATION. The Company agrees to reimburse the Employee for all costs and expenses incurred by him (including the reasonable fees of his counsel) in successfully enforcing any of his rights under this Agreement or any claim arising out of the breach thereof. In addition, the parties acknowledge the relative economic power of the Company versus the Employee, and the ability of the. Company to resist the conclusion of litigation should the Employee institute legal proceedings to enforce this Agreement or to recover damages for the breach thereof. In recognition of this, any controversy or claim arising out of or relating to this Agreement, including any dispute over or interpretation of the occurrence of a "Change in Control," as previously defined, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, at the sole election of the Employee; provided, however, that an action by the Company to enforce its rights under Section 7 hereof shall be excluded from the arbitration provisions of this Section.

15. Any such election by Employee shall be made by written notice given to the Company any time after such controversy or claim arises, and in the event Employee IS served with process relating to any court proceeding concerning any such claim or controversy commenced by the Company, such election, to be effective, shall be made by written notice within 15 days of the time Employee is served with such process. Commencement of court proceedings by Employee shall be deemed. an election not to arbitrate. In the event the Company commences court proceedings (other than an action by the Company solely to enforce its rights under Section 7 hereof) and is given notice of the election to arbitrate by the Employee within the time period set forth above, the Company agrees to promptly dismiss such court proceedings and submit to arbitration. In the event of such arbitration, judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

               LAWTER INTERNATIONAL, INC.



               By:  /s/  John O'Mahoney
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               Title: Chairman and Chief Executive Officer


               /s/ John P. Jilek
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                             John P. Jilek